Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

Current Report

Pursuant To Section 13 or 15(d) Of

The Securities Exchange Act of 1934

Date of Report:  September 17, 2012

RICK'S CABARET INTERNATIONAL, INC.

(Exact Name of Registrant As Specified in Its Charter)

Texas	001-13992	76-0037324
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10959 Cutten Road

Houston, Texas 77066

(Address of Principal Executive Offices, Including Zip Code)

(281) 397-6730

(Issuer’s Telephone Number, Including Area Code)

Explanatory Note

This Form 8-K/A is being filed solely to amend Item 9.01 of the Form 8-K we filed on September 20, 2012 (the “September Report”) with the U.S. Securities and Exchange Commission. In Item 2.01 of the September Report, it was reported that we had acquired certain businesses. Item 9.01 of the September Report, however, did not indicate that financial statements of the businesses acquired would subsequently be filed by amendment to the September Report. Accordingly this Form 8-K/A amends and restates in it entirety Item 9.01 of the September Report. No other changes have been made to the September Report or the disclosure therein. This Form 8-K/A speaks as of the original filing date of the September Report and does not reflect events that have occurred subsequent to the Date of Report of the September Report.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of businesses acquired.

The financial statements required to be filed by Item 9.01(a) of Form 8-K will be filed by amendment no later than December 3, 2012.

(b) Pro forma financial information.

The financial statements required to be filed by Item 9.01(b) of Form 8-K will be filed by amendment no later than December 3, 2012.

(d) Exhibits

Exhibit Number	Description

10.1	Amendment to Purchase Agreement (Incorporated by reference from Form 8-K filed with the SEC on September 20, 2012)
99.1	Press Release dated September 17, 2012 (Incorporated by reference from Form 8-K filed with the SEC on September 20, 2012)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RICK'S CABARET INTERNATIONAL, INC.

Date: October 19, 2012	By:	/s/ Eric Langan
Eric Langan
President and Chief Executive Officer